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                                                                   Exhibit 99.8
                                    PROXY

                          AMERICAN SKIING COMPANY

      Proxy Solicited on Behalf of the Board of Directors of the Company for the Special Meeting of Stockholders -- March 23, 2001

The undersigned holder of common stock of American Skiing Company hereby constitutes and appoints Leslie B. Otten and Christopher E. Howard, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of American Skiing Company, to be held at the Jordan Grand Hotel, Newry, Maine 04261, on Friday, March 23, 2001 at 4:00 p.m.(local time) and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking in the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please complete, sign and return this proxy card promptly.

[REVERSE SIDE]                                                    [REVERSE SIDE]

x   Please mark votes as in this example.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Proposals 1 through 5.

    1. The election of a new board of directors composed of the following members:

                Class I                  Class II            Class III
                -------                  --------            ---------

         Bradford E. Bernstein      Steven E. Gruber     Daniel L. Doctoroff
         J. Taylor Crandall         Steven D. Jorns      Paul W. Whetsell
         Paul Wachter               David B. Hawkes      Leslie B. Otten
                                    James B. McCurry     Anne L. Raymond

         FOR ALL                    WITHHELD FROM
         NOMINEES                   ALL NOMINEES

         --------------------------------------
         For all nominees except as noted above

    2. The Issuance of shares of American Skiing common stock in connection with the merger of MeriStar Hotels & Resorts, Inc. with a wholly owned subsidiary of American Skiing.

         FOR                          AGAINST                         ABSTAIN

    3.   The new employee benefit plans.

         FOR                          AGAINST                         ABSTAIN

    4. Amendments to the certificate of incorporation and bylaws that provide for a board with three classes of directors with staggered three-year terms, an increase in the authorized number of shares of capital stock and the renaming of American Skiing as "Doral International, Inc."

         FOR                          AGAINST                         ABSTAIN

    5. In their discretion, upon other matters as they properly come before the meeting.

         FOR                          AGAINST                         ABSTAIN

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please mark, sign and return promptly using the enclosed envelope. Joint owners should both sign. Executors, administrators, trustees, etc., should give full title as such. If the signed is a corporation, please sign full corporate name by duly authorized officer.

Signature:                             Date:
          ----------------------------       ---------------------------------

Signature:                             Date:
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